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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

   Fleet Street Corp.

   Bottomline Technologies, Limited

   Bottomline Technologies Europe, Limited

   Checkpay, Limited

   J. Sloper & Company

   Redwood Payment Systems, Inc.*

   Checkpoint USA, Inc.*

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* Dormant subsidiaries